AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE

THIS **AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE** (this "Agreement"), effective as of the 2nd day of May, 2011 is made by and between Sunlogics Inc., a company duly organized and registered under the laws of Canada, (the "Optionor") and Sunlogics Power Fund Management Inc. a corporation duly organized and registered under the laws of Canada (the "Optionee") (individually referred to as the "Party" and collectively as the "Parties").

WHEREAS, the Optionor is in the business of developing solar powered electricity generating facilities specifically solar canopy, rooftop or ground mount generating stations ("Solar Asset" or "Solar Assets");

WHEREAS, the Parties agree that the Optionor shall grant to the Optionee the right of first offer to purchase any Solar Assets that Optionor shall develop ("Right of First Offer") , upon certain terms and conditions;

WHEREAS, the Parties have agreed to enter into the present Agreement to set out the terms and conditions of the Right of First Offer;

WHEREAS, the Parties each warrant to each other that they have the requisite power and authority to enter into this Agreement;

NOW, THEREFORE, in consideration of the Parties' mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. **Right of First Offer to Purchase.** The Optionor hereby grants the Optionee a Right of First Offer on any Solar Asset developed and built by the Optionor, upon completion.

2. **Procedure for Offer.** Upon the completion of the development and building ("Completion") of a Solar Asset ("Offered Solar Asset)" and, in any event, prior to entering into any negotiations, agreement, or any arrangement to sell a Solar Asset to a third party other than the Optionee, the Optionor shall cause the Offered Solar Asset to be assessed for the purpose of determining its fair market value ("FMV"), after which the Optionor shall notify the Optionee in writing of the Completion of the Offered Solar Asset and of Optionor's willingness to sell ("First Offer Notice") the Offered Solar Asset to Optionee at FMV and pursuant to a purchase agreement ("Purchase Agreement") setting out the terms and conditions of the .purchase and sale of the Offered Solar Asset , which Purchase Agreement shall be attached to the First Offer Notice.

   For the purposes of the Agreement, FMV shall be determined by a third party so designated and

mutally agreed upon in advance by both Parties to this Agreement.

3. **Procedure for Acceptance.** If the Optionee wishes to exercise its Right of First Offer in response to a First Offer Notice, then within 60 (sixty) days of receiving the First Offer Notice ("Acceptance Deadline") the Optionee shall notify the Optionor in writing of Optionee's intent to exercise its Right of First Offer and enter into the Purchase Agreement with the Optionor to purchase the Offered Solar Asset at FMV ("Acceptance Notice").

4. **Purchase Price.** The Optionee shall pay to the Optionor an amount equal to the total FMV within 30 (thirty) days of providing the Optionor with an Acceptance Notice ("Payment Deadline").

5. **Non-Acceptance and Lapse of Offer.** If the Optionee does not: (i) provide the Optionor with an Acceptance Notice prior to the Acceptance Deadline, or (ii) pay to the Optionor the Purchase Price within the Payment Deadline, then the Optioneee's Right of First Offer to purchase the Offered Solar Asset shall automatically lapse and terminate ("Offer Termination") and the Optionor shall be free to sell the Offered Solar Asset, to any third party thereafter on any terms elected by Optionor in its sole discretion. Upon the Offer Termination, the Parties shall have no further rights or obligations towards each other with respect to the Offered Solar Asset.

6. **Term and Termination.** The term ("Term") of this Agreement shall be for a period of 3 (three) years from the signing of the Agreement. The Term may be renewed for an additional period of 3 (three) years ("Additional Term"), at the sole discretion of the Optionee. Should the Optionee elect to extend the Term of the Agreement for an Additional Term, the Optionee shall notify the Optionor in writing within 60 (sixty) days prior to the end of the Term that the Term has been extended for an Additional Term ("Extension Notice"). Should the Optionee not elect to extend the Term for an Additional Term, this Agreement shall terminate at the end of the Term and the Parties shall be relieved of all rights and obligations to each other under this Agreement.

7. **Burden and Benefit.** The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto. No Party may assign this Agreement without the consent of the other Party.

8. **Notice.** Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

In the case of the Optionor to: 5-215 Neave Road, Kelowna, BC Canada V1V 2L9

In the case of the Optionee, to: 5-215 Neave Road, Kelowna, BC V1V 2L9

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth business day after such notice or request was deposited with the national postal service of the country where such Party is located.

9. **Severability.** The Parties intend and believe that each provision of this Agreement complies with all applicable local, state, and federal laws and judicial decisions. Nonetheless, if any provision or any portion of any provision of this Agreement is found by a court of law to violate any applicable foreign, local, state, provincial or federal ordinance, state, law, administrative or judicial decision, or public policy, and if such court should declare such provision or portion to be illegal, invalid, unlawful, void, or unenforceable as written, it is the intent of the Parties that such provision or portion shall be given force to the fullest possible extent that it is legal, valid, and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision or portion were not contained in this Agreement, and that the rights, obligations, and interests of the Parties under the remainder of this Agreement shall continue in full force and effect.

10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario, Canada without regard to principles of conflicts of laws.

11 .Binding Agreement. This Agreement shall be binding on the parties hereto, and their heirs, executors, personal representatives, successors and assigns.

12.Entire Agreement. This Agreement including the preambles herein, supersedes all prior representations, arrangements, negotiations, understandings and agreements between the Parties, both written and oral, relating to the subject matter hereof and sets forth the entire and complete and exclusive agreement and understanding between the Parties hereto relating to the subject matter hereof; no Party has relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement. The terms of this Agreement may not be changed except by an amendment signed by both Parties.

13. **Counterparts.** This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement Re Right of First Offer to Purchase on this 2nd day of May, 2011.

Sunlogics Inc.

By: ______________________

Title: President

Sunlogics Power Fund Management Inc.

By: ______________________

Title: President